UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                        333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
On July 19, 2007, Dyadic International, Inc. (the “Registrant”) reconveyed to F&C Holdings, LLC (“F&C”) that certain undeveloped 1.13 acre parcel of land located in Abacoa, Town of Jupiter, Florida (the “Property”) for gross cash proceeds of $1,200,000.00.

Under the parties’ commercial land purchase and sale agreement dated July 31, 2004, the Registrant had initially purchased the Property from F&C for 300,300 shares of its common stock valued at $3.33 per share, and had agreed to reconvey the Property to F&C, at F&C’s election, if the Registrant had not commenced development of the Property by July 31, 2007. The commercial land purchase and sale agreement specified a “reconveyance purchase price” equal to the greater of (i) $1,000,000.00 or (ii) the “market value” of the 300,300 shares of the Registrant’s common stock comprising the initial purchase price. Because Registrant’s common stock has not been publicly traded since April 23, 2007, the parties could not ascertain the market value of the shares and agreed upon the cash “reconveyance purchase price” of $1,200,000.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: July 20, 2007     By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Interim Chief Financial Officer